TAP Trust
                                    (A Trust)

                              Financial Statements










                          INDEPENDENT AUDITORS' REPORT






The Owners
TAP Trust

We have audited the accompanying balance sheet of the TAP Trust as of December 31, 1999, and the statements of income, changes in owners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the owner's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the TAP Trust was liquidated in 1999, as the aircraft and aircraft equipment in the TAP Trust has been sold.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the TAP Trust as of December 31, 1999, and the results of its operations and its cash flows for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America. The accompanying 1998 financial statements were not audited by us, and accordingly, we express no opinion or any other form of assurance on them.




SAN FRANCISCO, CALIFORNIA
June 9, 2000






                                                  TAP TRUST
                                                  (A Trust)
                                                Balance Sheets
                                                 December 31,
                                          (in thousands of dollars)





                                                                    1999

                                                              ------------------
  Assets

  Aircraft and aircraft equipment held for lease, at cost     $            --
  Less accumulated depreciation                                            --
                                                             ------------------
      Net equipment                                                        --

  Prepaid expenses                                                         --
                                                             ------------------
        Total assets                                          $            --
                                                             ==================


  Liabilities and owners' equity

  Liabilities:
  Accounts payable and accrued expenses                        $           --
  Due to affiliates                                                        --
                                                             -------------------
    Total liabilities                                                       -

  Owners' equity                                                           --
                                                             -------------------

        Total liabilities and owners' equity                   $           --
                                                             ===================





















      See accompanying auditors' report and notes to financial statements.





                                    TAP TRUST
                                    (A TRUST)
                              STATEMENTS OF INCOME
                        FOR THE YEARS ENDED DECEMBER 31,
                            (in thousands of dollars)


                                                              1999              1998
                                                                           ----------------
                                                                             (unaudited)
                                                        -----------------------------------
  Revenues

  Lease revenue                                         $            --     $      4,680
  Interest and other income                                           2
  Gain on sale of aircraft and aircraft equipment                 9,525               --
                                                        -----------------------------------
    Total revenues                                                9,527            4,680
                                                        -----------------------------------

  Expenses

  Depreciation and amortization expense                             411            3,876
  Management fees to affiliate                                       --              234
  Repairs and maintenance                                            12               37
  Insurance expense                                                  13               50
  Administrative expenses to affiliates                              15               78
  Administrative expenses                                            37               95
                                                        -----------------------------------
    Total expenses                                                  488            4,370
                                                        -----------------------------------

        Net income                                      $         9,039     $        310
                                                        ===================================




      See accompanying auditors' report and notes to financial statements.







                                    TAP TRUST
                                    (A TRUST)
                     STATEMENTS OF CHANGES IN OWNERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                            (in thousands of dollars)







  Owners' equity at December 31, 1997                       $       23,872

  Net income                                                           310

  Distributions paid                                               (12,039 )
                                                            ----------------

  Owners' equity at December 31, 1998 (unaudited)                   12,143

  Net income                                                         9,039

  Distributions paid                                               (21,182 )
                                                            ----------------

    Owners' equity at December 31, 1999                                 --
  ==========================================================================




      See accompanying auditors' report and notes to financial statements.







                                    TAP TRUST
                                    (A TRUST)
                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,
                            (in thousands of dollars)


                                                                        1999             1998
                                                                                     (unaudited)
                                                                 ------------------------------------
  Operating activities

  Net income                                                    $         9,039   $            310
  Adjustments to reconcile net income to net cash
      provided by (used in) operating activities:
    Depreciation and amortization                                           411              3,876
    Gain on sale of aircraft and aircraft equipment                      (9,525)                --
    Changes in operating assets and liabilities:
      Accounts receivable                                                    --              8,237
      Prepaid expenses                                                        5                  2
      Accounts payable and accrued expenses                                 (14)                 7
      Due to affiliates                                                     (20)              (393)
                                                                -------------------------------------
        Net cash (used in) provided by operating activities                (104)            12,039
                                                                -------------------------------------

  Investing activities

  Proceeds from sale of aircraft and aircraft equipment                  21,286                 --
                                                                -------------------------------------
        Net cash provided by investing activities                        21,286                 --
                                                                -------------------------------------

  Financing activities

  Distributions paid                                                    (21,182)           (12,039)
                                                                -------------------------------------
        Net cash used in financing activities                           (21,182)           (12,039)
                                                                -------------------------------------

  Net decrease in cash and cash equivalents                                  --                 (2)
  Cash and cash equivalents at beginning of year                             --                  2
                                                                -------------------------------------
  Cash and cash equivalents at end of year                      $            --   $             --
                                                                =====================================








      See accompanying auditors' report and notes to financial statements.








                                    TAP TRUST
                                    (A TRUST)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION

In August 1995, PLM Equipment Growth Fund III (EGF III), PLM Equipment Growth Fund V (EGF V), PLM Equipment Growth & Income Fund VII (EGF VII), California limited partnership's, and Professional Lease Management Income Fund I (Fund I), a Delaware Limited Liability Company, (the Owners) entered into a Trust Agreement (the Trust) with PLM Transportation Equipment Corp.(TEC), a wholly-owned subsidiary of PLM International, Inc., by the terms of which TEC is owner trustee for the benefit of the Owners as equal co-beneficiaries. The Trust was established for the purpose of purchasing three Boeing 737-200 commercial aircraft and aircraft equipment spare parts (aircraft equipment). The Trust had no employees nor operations other than the operation of the aircraft equipment. The Trust estate was owned 16.67% by EGF III and EGF V and 33.33% by EGF VII and Fund I.

PLM Financial Services Inc., (FSI) is the General Partner of EGF III, EGF V, EGF VII, and the Manager of Fund I. FSI is a wholly-owned subsidiary of PLM International, Inc.

The aircraft and aircraft equipment were purchased in August 1995 for $30.0 million. EGF III, EGF V, and EGF VII paid acquisition and lease negotiation fees of $1.1 million to FSI. No fees were paid by Fund I. The aircraft equipment was purchased with an existing lease to Transportes Aeros Portugueses with a term expiring in January 1999. In March 1999, the aircraft and aircraft equipment was sold for proceeds of $21.3 million resulting in a gain of $9.5 million. The Trust was liquidated in 1999, as the aircraft equipment has been sold.

These accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. All amounts as of and for the year ended December 31, 1998 are unaudited.

     OPERATIONS

The aircraft and aircraft equipment in the Trust was managed under a continuing management agreement by PLM Investment Management, Inc. (IMI), a wholly-owned subsidiary of FSI. IMI received a monthly management fee from the Trust for managing the aircraft equipment (Note 2). FSI, in conjunction with its subsidiaries, sells transportation equipment to investor programs and third parties, manages pools of transportation equipment under agreements with the investor programs, and is a general partner in limited partnerships.

     CASH AND CASH EQUIVALENTS

All cash generated from operations is distributed to the owners, accordingly, the Trust had no cash balance at December 31, 1999.

     ACCOUNTING FOR LEASES

The aircraft and aircraft equipment under the Trust was leased under an operating lease. Under the operating lease method of accounting, the leased asset is recorded at cost and depreciated over its estimated useful life. Rental payments were recorded as revenue over the lease term in accordance with Financial Accounting Standards Board Statement No. 13 "Accounting for Leases". Lease origination costs were amortized equally over 48 months.






                                    TAP TRUST
                                    (A TRUST)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     DEPRECIATION

Depreciation of aircraft equipment was computed on the double declining balance method, taking a full month's depreciation in the month of acquisition, based upon an estimated useful life of 8 years. Acquisition fees of $0.9 million, that were paid to FSI, were capitalized as part of the cost of the equipment and amortized over the life of the aircraft.

     AIRCRAFT AND AIRCRAFT EQUIPMENT

In accordance with the Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", FSI reviewed the carrying value of the aircraft and aircraft equipment under the Trust at least quarterly, and whenever circumstances indicated that the carrying value of the aircraft may not be recoverable in relation to expected future market conditions for the purpose of assessing recoverability of the recorded amounts. If projected undiscounted future cash flows and fair value were less than the carrying value of the aircraft, a loss on revaluation would have been recorded. No reductions to the carrying value of the aircraft were required during 1999 and 1998.

     REPAIRS AND MAINTENANCE

Repair and maintenance for the aircraft and aircraft equipment are usually the obligation of the lessee.

     NET INCOME AND CASH DISTRIBUTIONS TO OWNERS

The net income and cash distributions of the Trust were allocated to the Owners. The net income was generally allocated to the Owners based on their percentage of ownership in the Trust. Certain depreciable and amortizable amounts are allocated specifically to EGF III, EGF V, EGF VII, such as depreciation on acquisition fees and amortization on lease negotiation fees. Cash distributions were allocated 16.67% to EGF III and EGF V, and 33.33% to EGF VII and Fund I.

     COMPREHENSIVE INCOME

The Trust's net income is equal to comprehensive income for the years ended December 31, 1999 and 1998.

2.   GENERAL PARTNER AND TRANSACTIONS WITH AFFILIATES

Under the equipment management agreement, IMI received a monthly management fee equal to the lessor of (i) the fees that would be charged by an independent third party for similar services for similar equipment or (ii) 5% of the gross lease revenues attributable to equipment that is subject to operating leases. The Trust's management fee expense to affiliate was $0 and $0.2 million during 1999 and 1998, respectively.

The  Trust  reimbursed  FSI  $15,000  and $0.1  million  during  1999 and  1998,
respectively,   for  data  processing  and   administrative   expenses  directly
attributable to the Trust.




                                    TAP TRUST
                                    (A Trust)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999

3.   EQUIPMENT

Revenues were earned by placing the aircraft and aircraft equipment on an operating lease.

An existing lease was assumed upon the acquisition with Transportes Aeros Portugueses and a one year extension was signed through January 1999, upon which the aircraft went off-lease. In March 1999, the aircraft and aircraft equipment were sold for proceeds of $21.3 million resulting in a gain of $9.5 million. The Trust was liquidated in 1999, as the aircraft and aircraft equipment had been sold.

The aircraft and aircraft equipment lease was being accounted for as an operating lease.

4.   GEOGRAPHIC INFORMATION

The aircraft and aircraft equipment was leased and operated in Europe.


5.   INCOME TAXES

The Trust is not subject to income taxes, as any income or loss is included in the tax return of the individual partners that own the Owners. Accordingly, no provision for income taxes has been made in the financial statements of the Trust.

6.   CONCENTRATIONS OF CREDIT RISK


Financial instruments, which potentially subject the Trust to concentrations of credit risk, consisted principally of lease receivables. The aircraft and aircraft equipment in the Trust was on lease to only one customer during 1999 and 1998. This lessee, Transportes Aeros Portugueses, accounted for all of the lease revenue.

Casino Express Airlines purchased three commercial aircraft, the aircraft eingines and aircraft equipment from the Trust and the gain from the sale accounted for all of the consolidated revenues during 1999.